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                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
                    ----------------------------------------


  THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT is made, entered into and effective the 8th day of December, 1993, by and between Bally Manufacturing Corporation, a Delaware corporation ("Bally"), Bally's Health & Tennis Corporation, a Delaware corporation ("BHTC") and Lee Hillman ("Employee") (together, Bally and BHTC shall be referred to herein as "Employer").

  WHEREAS, Employer and Employee desire to amend the Amended and Restated Employment Agreement (the "Amended and Restated Employment Agreement") dated May 29, 1991.

  NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein contained and in the Amended and Restated Employment Agreement and for other good and valuable consideration, the receipt of which is mutually acknowledged, the parties agree as follows:

  1. Every reference to the "Amended and Restated Employment Agreement" contained therein shall be eliminated and replaced with the "Second Amendment to Employment Agreement".

  2. Section 3 TERM shall be eliminated and replaced with the following:

   "The term of the employment of Employer under this Agreement shall be extended from April 15, 1994 through and including April 14, 1997. Notwithstanding the foregoing and subject to the provisions for termination otherwise included herein, such term shall automatically be extended for an additional one (1) year period commencing on April 15, 1995 and each April 15 thereafter unless: (i) this Employment Agreement is terminated due to illness, incapacity or death of Employee pursuant to Section 7 hereof, by BHTC or Bally, for cause or in the event of a change of control pursuant to Section 8 hereof or voluntarily by Employee; or (ii) either Employer or Employee shall give written notice to the other on or before March 1 of any year during the term hereof that the term of Employee's employment shall be fixed for a three (3) year period commencing on the April 15 immediately succeeding such written notice, and there shall be no further automatic extensions."

  3. Subsection 8(b) TERMINATION FOR CAUSE AND SEVERANCE COMPENSATION shall be eliminated and replaced with the following:

   (b) In the event of a change in control of Bally or Employer as a result of which Employee is asked to leave Employer's employ, Employee will be entitled to receive from Employer, in a lump sum, the full amount of Base Salary and Annual Bonus compensation that he would be entitled to for the remainder of the term hereof assuming Employer gives the notice to Employee referred

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to in
Section 2(ii) above. For these purposes, "change in control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (as in effect on the effective date of this Employment Agreement), whether or not Bally or BHTC is then subject to such reporting requirements.

  All terms of the Amended and Restated Employment Agreement, as amended through this Second Amendment to Employment Agreement not specifically amended herein shall remain in full force and effect.

  IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Employment Agreement to be duly executed as of the day and year first above written.



                                BALLY MANUFACTURING CORPORATION


                                By: _________________________________
                                Vice President          "Bally"

ATTEST: /S/ Carol S. DePaul
        ______________________
        Secretary


                                BALLY'S HEALTH & TENNIS CORPORATION

                                By: _________________________________
                                President                 "BHTC"

ATTEST: /S/ Barbara J. Snider
        ______________________


                                /S/ Lee Hillman
                                --------------------------
                                Lee Hillman      "Employee"



This Employment Agreement has been approved by the Compensation and Stock Option Committee of the Board of Directors of Bally Manufacturing Corporation as of December 8th, 1993.


                                  By: _________________________________
                                  Secretary of Compensation
                                  and Stock Option Committee





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